CITI TRENDS ANNOUNCES SECOND QUARTER 2007 RESULTS

Second quarter net income decreased from $1,276,000 to $627,000

Second quarter comparable store sales increased 3.4% on a comparable store,

comparable week basis; increased 9.4% on a fiscal quarter basis

Lowering 2007 earnings guidance to a range of $1.40 to $1.44 per share

SAVANNAH, GA (August 29, 2007) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the second quarter ended August 4, 2007.

Financial Highlights — 13 weeks ended August 4, 2007

Total net sales increased 26.9% to $96.8 million compared with $76.3 million in the 13-week period ended July 29, 2006.  Comparable store sales increased 3.4% on a comparable store, comparable week basis.  Each quarter of fiscal 2007 starts one week later than the same quarter of 2006, due to the Company’s 2006 fiscal year having 53 weeks versus the normal 52 weeks.  This timing shift can have a significant impact on quarterly sales comparisons.  The measurement of sales in comparable stores for comparable weeks above is based on sales during the thirteen weeks ended August 4, 2007 in relation to the thirteen weeks ended August 5, 2006.  On a fiscal quarter basis, comparing the thirteen weeks ended August 4, 2007 with the thirteen weeks ended July 29, 2006, comparable store sales increased 9.4%.

Net income decreased to $627,000 compared with $1,276,000 in the prior-year quarter. Net income per diluted share decreased to $0.04, including $0.03 of expense related to a secondary stock offering, compared with $0.09 in last year’s second quarter.

The Company opened 5 stores in the second quarter of 2007, reaching a total store count of 300 at the end of the quarter.  For the remainder of the fiscal year, the Company plans to open an additional 20 to 22 stores bringing the end of year store count to 320 to 322.

Financial Highlights — 26 weeks ended August 4, 2007

Total net sales increased 21.1% to $203.4 million compared with $168.0 million in the 26-week period ended July 29, 2006.  Comparable store sales increased 1.9% on a comparable store, comparable week basis and 2.3% on a fiscal basis.  Net income decreased to $6,349,000 compared with $8,170,000 in last year’s first half.  Net income per diluted share decreased to $0.45, including $0.04 of expense related to a secondary stock offering, compared with $0.58 in the prior year period.

Fiscal 2007 Outlook

The Company is lowering its estimate of 2007 earnings to a range of $1.40 to $1.44 per diluted share. This guidance, which includes the secondary stock offering expense of $0.04, is based upon an anticipated 2007 comparable store sales increase of 3% to 4% on a comparable week basis and flat on a fiscal basis.  For the year, the Company expects to increase selling square footage by at least 20%, consistent with the Company’s previously issued guidance.

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CTRN Announces Fiscal 2007 Second Quarter Results

August 29, 2007

The Company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call on August 29, 2007, at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (913) 981-5581.  A replay of the conference call will be available until September 5, 2007, by dialing (719) 457-0820 and entering the passcode, 8628349.

The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/medialist.cfm on August 29, 2007, beginning at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue through September 5, 2007.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company currently operates 300 stores located in 18 states in the Southeast, Mid-Atlantic and Midwest regions and the state of Texas.  Our website address is www.cititrends.com.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Citi Trends, Inc.	Citi Trends, Inc.
	Chief Financial Officer	Chairman and Chief Executive Officer
	(912) 443-2075	(912) 443-3705

CTRN Announces Fiscal 2007 Second Quarter Results

August 29, 2007

CITI TRENDS, INC.
CONDENSED STATEMENTS OF INCOME
(unaudited)
(in $000’s, except per share data)

	Thirteen Weeks Ended
	August 4, 2007	July 29, 2006
	(unaudited)	(unaudited)
Net sales	$96,826	$76,330
Cost of sales	61,734	48,112
Gross profit	35,092	28,218
Selling, general and administrative expenses	34,557	26,681
Income from operations	535	1,537
Interest income	536	457
Interest expense	(121)	(38)
Income before provision for income taxes	950	1,956
Provision for income taxes	323	680
Net income	$627	$1,276

Net income per share, basic	$0.05	$0.09
Net income per share, diluted	$0.04	$0.09

Weighted average shares used to compute net income per share, basic	13,922	13,516
Weighted average shares used to compute net income per share, diluted	14,249	14,100

CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME

(unaudited)

(in $000’s, except per share data)

	Twenty-Six Weeks Ended
	August 4, 2007	July 29, 2006
	(unaudited)	(unaudited)
Net sales	$203,402	$168,011
Cost of sales	126,612	103,484
Gross profit	76,790	64,527
Selling, general and administrative expenses	67,953	52,923
Income from operations	8,837	11,604
Interest income	1,181	954
Interest expense	(265)	(78)
Income before provision for income taxes	9,753	12,480
Provision for income taxes	3,404	4,310
Net income	$6,349	$8,170

Net income per share, basic	$0.46	$0.61
Net income per share, diluted	$0.45	$0.58

Weighted average shares used to compute net income per share, basic	13,865	13,482
Weighted average shares used to compute net income per share, diluted	14,234	14,069

CTRN Announces Fiscal 2007 Second Quarter Results

August 29, 2007

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in $000’s)

	August 4, 2007	July 29, 2006
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$11,160	$8,294
Marketable securities	46,436	45,375
Inventory	93,909	67,076
Other current assets	10,114	9,224
Property and equipment, net	40,154	26,288
Other noncurrent assets	4,236	1,609
Total assets	$206,009	$157,866

Liabilities and Stockholders’ Equity:
Accounts payable and accrued liabilities	$65,370	$50,872
Other current liabilities	2,978	1,782
Noncurrent liabilities	8,686	4,793
Total liabilities	77,034	57,447

Total stockholders’ equity	128,975	100,419
Total liabilities and stockholders’ equity	$206,009	$157,866